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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  September 29, 1995


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                   0-9767                     94-2579751
(STATE OR OTHER JURISDICTION       (COMMISSION               (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)


9162 Eton Avenue, Chatsworth, California                          91311
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



Registrant's telephone number, including area code:  (818) 709-1244

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ITEM 5.     OTHER EVENTS.

      On September 29, 1995, International Remote Imaging Systems, Inc. (IRIS) and Poly U/A Systems, Inc. (PSI) entered into a joint project to develop several new products based on IRIS technology to further enhance automation in the urinalysis field. These products are expected to have dual potential as both stand-alone products and enhancements to IRIS flagship product, The Yellow IRIS-REGISTERED TRADEMARK-.

      Under the terms of the project, PSI will have the right to use the IRIS technology and any newly developed technology for developing, manufacturing and marketing the new products as stand-alone devices, and IRIS will have the right to use any newly developed technology for any other purpose and to incorporate the new products into The Yellow IRIS-REGISTERED TRADEMARK-. PSI has retained IRIS to conduct the research, development, clinical evaluation and pre-market testing of the proposed new products. IRIS will fund the first $15,000 per month (up to a maximum of $500,000) of the cost of the project, and PSI will reimburse IRIS for the excess. IRIS has an option until 121 days after termination of the project (which terminates not later than July 31, 1998) to acquire all of the Common Stock of PSI at prices rising over time from $14 to $20 per share of PSI Common Stock. IRIS may pay the option exercise price in cash or with shares of IRIS Common Stock. IRIS is also providing financial and administrative services to PSI at cost.

      PSI, a privately-held company based in Los Angeles, California, was organized in June 1995 to undertake the commercial development of several potential products based on technology developed or licensed by IRIS. PSI recently sold 76 units at a price of $20,000 per unit. Each unit consisted of 2,000 shares of PSI's callable Common Stock and a warrant to purchase 4,000 shares of IRIS Common Stock. In the aggregate, investors purchased 152,000 shares of PSI's callable Common Stock and warrants to purchase 304,000 shares of IRIS Common Stock. The IRIS warrants are exercisable at $6.50 per share during the last two years of their three-year duration. IRIS also issued warrants to the placement agent and the finder to purchase an aggregate of 95,000 shares of IRIS Common Stock. These warrants are exercisable at $7.80 per share for a five year period and include certain registration rights. PSI intends to use substantially all of the net proceeds from the sale (approximately
$1,250,000 after placement agent fees and other sale expenses) to fund its joint development project with IRIS.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.



Date: October 6, 1995                By: /s/ E. Eduardo Benmaor
                                        ----------------------------------------
                                        E. Eduardo Benmaor
                                        Controller, Principal Accounting Officer
                                        and Secretary


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